SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 20, 2001 SCIOS, INC.

(Exact Name of Registrant as Specified in Charter) Delaware__ 0-11749 95-3701481 -------------------------------------- --------------------------------- ------------------ (State or Other Jurisdiction of (Commission File Number) (I.R.S. Employer Identification No.) Incorporation) 820 West Maude Avenue, Sunnyvale, CA 94086 ------------------------------------------------------- (Address of Principal Executive Offices) (Zip Code) (408) 616-8200_ ------------------------------------------ (Registrant's telephone number, including area code) N/A ------------------------------ (Former Name or Former Address, if Changed Since Last Report)

Item 5. Other Events.

The press release attached as an exhibit in Item 7 to this Current Report on Form 8-K and the contents contained therein are incorporated by reference herein. Item 7. Financial Statements, Pro Forma Financial Information and Exhibits. (c) Exhibits The following exhibits are filed as part of this Report: No. Exhibit --- ------- 99.1 Press Release dated September 20, 2001

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCIOS, INC. By: /s/ David W. Gryska --------------------------------- David W. Gryska Senior Vice President and Chief Financial Officer Date: September 20, 2001

EXHIBIT INDEX

No. Exhibit --- ------- 99.1 Press Release dated September 20, 2001 Exhibit 99.1 ------------ Contact: -------- Wendy Carhart, Scios Inc. (408) 616 8325 (investors) Jim Weiss, Weisscomm (415) 389-5055 (media)

Scios Announces $10 Million Stock Repurchase Plan

SUNNYVALE, Calif., Sept. 20, 2001 - Scios Inc. (Nasdaq: SCIO) announced today that, effective immediately, its Board of Directors has authorized the repurchase of up to $10 million of Scios common stock. The repurchases are to be made through open-market transactions at the discretion of management and as market conditions warrant. "We have confidence in Scios' short-term prospects with the marketing of Natrecor and our long-term strength and value," commented Richard B. Brewer, Scios' Chief Executive Officer. "At current prices, we believe Scios represents an excellent investment opportunity." At June 30, 2001, Scios had $164 million in cash and marketable securities. Scios Inc. Scios is a biopharmaceutical company developing novel treatments for cardiovascular and inflammatory disease. The Company's disease-based technology platform integrates expertise in protein biology with computational and medicinal chemistry to identify novel targets and rationally design small molecule compounds for large markets with unmet medical needs.

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. We generally identify such forward-looking statements using words like “believe,” “intend,” “expect,” “may,” “should,” “plan,” “project,” “contemplate,” “anticipate” or similar statements. Statements that are not historical facts are forward-looking statements based on current assumptions that involve risks and uncertainties. These risks and uncertainties may include the sales penetration and success of Natrecor, as well as other risks detailed from time to time in the reports filed by Scios with the SEC, including the Company’s quarterly reports and annual report on Form 10-K. Actual results, performance or achievements of Scios may differ significantly from those described in these forward-looking statements. Scios disclaims any intention or obligation to update or revise any financial projections or forward-looking statements, whether as a result of new information, future events or otherwise.

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